As filed with the Securities and Exchange Commission on September 19, 2007
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         BLUE PENGUIN ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                                 5944                             26-0715342
(State or other jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)             Classification Code)                Identification No.)

                          199 Omega Batim Ha'chamim St.
                                   P.O.Box 199
                            Rosh Ha'ain 48101, Israel
                            Tel: + 1 (866) 857-8148.
                            Fax: + 1 (866) 857-8147.
   (Address and telephone number of Registrant's principal executive offices)

                                EastBiz.com, Inc.
                                 5348 Vegas Dr.
                               Las Vegas, NV 89108
                              Phone: (702) 871-8678
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                         Proposed        Proposed
  Class of                             Maximum         Maximum
 Securities                           Aggregate       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered          Share          Price            Fee
--------------------------------------------------------------------------------
Common Stock to
be offered by
direct offering      3,000,000        $0.03 (1)        $90,000         $2.76
--------------------------------------------------------------------------------
Total                3,000,000 (2)                     $90,000         $2.76
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.
(2) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                 Subject to Completion Dated September __, 2007

                         Blue Penguin Enterprises, Inc.

                  A MAXIMUM OF 3,000,000 SHARES OF COMMON STOCK
                         OFFERING PRICE $0.03 PER SHARE

This prospectus relates to our offering of 3,000,000 new shares of our common stock at an offering price of $0.03 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The common shares are being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account. We may receive up to $90,000 in proceeds from the offering.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and directors, who will not be paid any commission for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

There is currently no public market for the securities being offered and no national securities exchange or the NASDAQ Stock Market lists the securities being offered. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The purchaser in this offering may be receiving an illiquid security. We have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.03 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PART I
PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   6
RISKS RELATING TO OUR BUSINESS                                                 6
RISKS RELATING TO OUR STRATEGY AND INDUSTRY                                    7
RISKS RELATING TO THIS OFFERING                                                9
FORWARD-LOOKING STATEMENTS                                                    11
USE OF PROCEEEDS                                                              12
DETERMINATION OF THE OFFERING PRICE                                           13
CAPITALIZATION                                                                13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                                 14
PLAN OF DISTRIBUTION, TERMS OF THE OFFERING                                   14
LEGAL PROCEEDINGS                                                             16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                18
DESCRIPTION OF SECURITIES                                                     19
INTEREST OF NAMED EXPERTS AND COUNSEL                                         20
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES                                                                  21
DESCRIPTION OF BUSINESS                                                       21
DESCRIPTION OF PROPERTY                                                       27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                     27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                30
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                      31
EXECUTIVE COMPENSATION                                                        32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON  ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         33
FINANCIAL STATEMENTS                                                          34

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES, AND ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 8. ALL REFERENCES TO "WE," "US," "OUR," OR SIMILAR TERMS USED IN THIS PROSPECTUS REFER TO BLUE PENGUIN ENTERPRISES, INC.

CORPORATE BACKGROUND

We were incorporated on August 10, 2007. We have not generated any revenue to date and we are a development stage company. We plan to operate an e-Commerce website which will be focused on the sale of quality diamonds and diamonds jewelry. On our website we will be selling diamonds and diamonds jewelry which meet certain criteria including Carat, Clarity, Color, Cut and a grading report. Clients will be able to purchase our products directly online and the purchase will be charged to the client credit card, prior to shipping.

Our website is near completion and we plan on having a commercial product available for sale with order fulfillment by April 2008. When we complete the development of our website, we plan to focus our marketing efforts in the United States and Canada.

Our offices are currently located at 199 Omega Batim Ha'chamim St., P.O.Box 199, Rosh Ha'ain 48101 Israel. Our telephone number is + 1 (866) 857-8148. Our website is www.bluepenguindiamonds.com.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will be able to continue as a going concern. In addition, our financial status creates substantial doubt whether we will be able to continue as a going concern. Investors should note that to date we have no products available for sale.

                                  THE OFFERING

Shares being offered              Up to 3,000,000 shares of our common stock.

Offering price                    $0.03 per share of common stock.

Terms of the offering             The offering will commence when the Securities
                                  and Exchange Commission declares this
                                  prospectus effective. The offering will
                                  terminate upon the earlier of the sale of all the 3,000,000 shares of common stock being offered or 180 days unless it is extended for an additional 90 days.

Number of shares outstanding
before the offering               5,500,000

Number of shares outstanding
after the offering if all the
shares are sold                   8,500,000

                                  Our executive officers currently hold 91% of our shares, and, as a result, they will exercise control over our direction. After the offering, our officers will hold approximately 58.8% if we are successful at selling all the shares offered.

Market for the common shares      There is no public market for our common
                                  shares. After the effective date of the
                                  registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.
                                  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds                   If we are successful at selling all the shares
                                  we are offering, our net proceeds from this offering will be approximately $69,990. We intend to use these proceeds to execute our business plan.

                             Summary Financial Data

The following summary financial information for the period August 10, 2007 (inception) to August 31, 2007 includes balance sheet and statement of operations data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and the financial statements and accompanying notes included in this prospectus.

                                                              Results of
                                                              Operations
                                                            For the period
                                                            August 10, 2007
                                                              (inception)
                                                                through
                                                               August 31,
                                                                 2007
                                                              -----------

     Costs and expenses                                       $        10
     Loss from operations                                             (10)

     Other expense - interest                                           0
     Net loss                                                         (10)

     Net loss per common share:
     Basic and diluted (less than ($0.01) per share                 (0.00)

     Weighted average number of
     Common shares outstanding:                                 5,095,238
     Basic and diluted

                                                             Balance Sheet
                                                                 Data
                                                               August 31,
                                                                 2007
                                                              -----------

     Working capital                                          $    15,490
     Total assets                                             $    15,490
     Total liabilities                                                 --
     Total Liabilities and Stockholders' Equity               $    15,490

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

1. WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $10 for the period from August 10, 2007 (inception) to August 31, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

2. WE ARE A DEVELOPMENT STAGE COMPANY AND MAY NEVER BE ABLE TO EXECUTE OUR BUSINESS PLAN.

We were incorporated on August 31, 2007. We currently have no products, customers or revenues. We may not be able to execute our business plan. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding.
There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

3. OUR BUSINESS PLAN MAY BE UNSUCCESSFUL.

The success of our business plan is dependent on our website development and offering diamond jewelry products. Our ability to develop such website is unproven, and the lack of operating history makes it difficult to validate our business plan.

4. WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE IN THE FUTURE. If we are unsuccessful in generating revenues in the future, our business will most likely fail.

We incurred net losses of $10 for the period from August 10, 2007 (inception) to August 31, 2007. Management believes that the gross proceeds of $90,000 generated from this offering will be sufficient to continue our planned activities for no more than 12 months after the offering. However, we expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and the marketing and sales of our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5. OUR EXECUTIVE OFFICERS AND DIRECTORS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY BE DIFFERENT THAN ACTIONS SOUGHT BY OUR OTHER SHAREHOLDERS.

If we are successful in selling all 3,000,000 shares being offered in this prospectus, our officers and directors will own approximately 58.8% of the outstanding shares of our common stock.

These shareholders will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6. SINCE OUR OFFICERS CAN WORK OR CONSULT FOR OTHER COMPANIES, THEIR OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slowdown in operations. It is expected that our officers and directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

7. OUR OFFICERS HAVE NO TECHNICAL TRAINING OR EXPERIENCE IN MARKETING AND DEVELOPING A WEBSITE TO SELL DIAMOND JEWELRY ONLINE. WE MAY SUFFER IRREPARABLE HARM DUE TO THIS LACK OF EXPERIENCE, WHICH IN TURN MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Due to their lack of experience, our officers may make flawed decisions and choices regarding website development as well as the on-line sales and marketing of diamond jewelry products. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to our officer's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

RISKS RELATING TO OUR STRATEGY AND INDUSTRY

8. PURCHASERS OF DIAMONDS AND FINE JEWELRY MAY NOT CHOOSE TO SHOP ONLINE, WHICH WOULD PREVENT US FROM SELLING OUR PRODUCTS.

The online market for diamonds and fine jewelry is significantly less developed than the online market for books, music, toys and other consumer products. If this market does not gain widespread acceptance, our business may suffer. Our success will depend, in part, on our ability to attract consumers who have historically purchased diamonds and fine jewelry through traditional retailers. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures or price our products more competitively than we currently anticipate in order to attract additional online consumers to our websites and convert them into purchasing customers. Specific factors that could prevent consumers from purchasing diamonds and fine jewelry from us include:

     * concerns about buying luxury products such as diamonds and fine jewelry without a physical storefront, face-to-face interaction with sales personnel and the ability to physically handle and examine products;
     *    delivery time associated with Internet orders;
     *    product offerings that do not reflect consumer tastes and preferences;

     *    pricing that does not meet consumer expectations;
     * concerns about the security of online transactions and the privacy of personal information;
     *    delayed shipments or shipments of incorrect or damaged products;
     * inconvenience associated with returning or exchanging Internet purchased items; and
     *    usability, functions and features of our websites.

9. WE RELY EXCLUSIVELY ON THE SALE OF DIAMOND JEWELRY FOR OUR NET SALES, AND DEMAND FOR THESE PRODUCTS COULD DECLINE.

Luxury products, such as diamonds and fine jewelry, are discretionary purchases for consumers. The volume and dollar value of such purchases may significantly decrease during economic downturns. The success of our business depends in part on many macroeconomic factors, including employment levels, salary levels, tax rates and credit availability, all of which affect consumer spending and disposable income. Any reduction in consumer spending or disposable income may affect us more significantly than companies in other industries.

Our future net sales and results of operations are highly dependent on the demand for diamond jewelry, particularly engagement rings. Should prevailing consumer tastes for diamonds decline or customs with respect to engagement shift away from the presentation of diamond jewelry, demand for our products would decline and our business and results of operations would be substantially harmed.

10. WE MAY NOT BE SUCCESSFUL IN DEVELOPING WEBSITE TO SELL DIAMOND JEWELRY THAT ACHIEVES MARKET ACCEPTANCE.

The success or failure of a website that sells diamonds depends in large part on their desirability and ease of application in the target market. We cannot be sure that our development efforts will produce any website that will fulfill the needs and appeal to the tastes of the consumers.

11. WE MAY NEVER BE ABLE TO ACHIEVE SALES REVENUES SUFFICIENT TO BECOME PROFITABLE.

There can be no assurance that our products will achieve a level of market acceptance that will make us profitable.

We believe that the acceptance of our products will depend on our ability to:

     *    Effectively market our products;
     *    Provide high-quality customer support;
     * Price and sell the products in a manner that is appealing to potential customers and to businesses that would promote our products;
     *    Develop and maintain a favorable reputation among our customers; and

     * Have the financial ability to withstand downturns in the general economic environment or conditions that would otherwise slow sales of our products.

12. WE FACE INTENSE COMPETITION FROM OTHER BUSINESSES THAT CURRENTLY MARKET AND SELL DIAMOND JEWELRY.

Competition will come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products through the internet. Our competitors have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They can also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage.

13. MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SIGNIFICANTLY MORE FINANCIAL RESOURCES, WHICH COULD ALLOW THEM TO DEVELOP PRODUCTS THAT COULD RENDER OUR PROPOSED PRODUCTS INFERIOR.

Our competition, including Tiffany & Co., BlueNile.com and amazon.com, may have products or may develop products that will render our proposed products inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our R&D, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our products.

14. MARKETING AND MAKING OUR PRODUCTS AVAILABLE ON THE INTERNET EXPOSE US TO REGULATORY AND LEGAL ISSUES.

A range of exposures may exist due to how we intend to market and sell our products. If we utilize our web site, as we plan to do, online access through company-operated web sites requires careful consideration of legal and regulatory compliance requirements and issues. We will need sufficient security measures to protect information and preserve the privacy of our customers and monitor the use of the sites. This may require extensive legal services that may become an increased cost component when considering the development of our products and technologies.

RISKS RELATING TO THIS OFFERING

15. THE SHARES ARE BEING OFFERED DIRECTLY BY US WITHOUT ANY MINIMUM AMOUNT OF SHARES NECESSARY TO BE SOLD. ACCORDINGLY, THERE IS NO GUARANTEE THAT WE WILL BE SUCCESSFUL AT RAISING ENOUGH FUNDS TO EXECUTE OUR BUSINESS PLAN FROM THE PROCEEDS OF THIS OFFERING.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.

16. NASD SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDERS' ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

17. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND EVEN IF A MARKET IS CREATED, THE MARKET PRICE OF OUR COMMON STOCK WILL BE SUBJECT TO VOLATILITY.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

18. THE PRICE OF OUR SHARES IN THIS OFFERING WAS ARBITRARILY DETERMINED BY US AND MAY NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

19. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

20. OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

21. SECURITIES PURCHASED IN THIS OFFERING MAY BE SUBJECT TO FUTURE DILUTION.

Our Board of Directors is authorized to issue up to 100,000,000 shares of common stock and 50,000,000 shares of preferred stock without further shareholder approval. The Board of Directors has the discretion to determine the terms of the preferred stock upon issuance. Presently, there are 5,500,000 shares of common stock issued and outstanding. If the maximum offering is successfully completed, there will be 8,500,000 shares of common stock issued and outstanding. Accordingly, we can issue, at any time(s), up to an additional 91,500,000 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the section entitled "Description of Business" beginning on page 23, the Management's Discussion and Analysis or Plan of Operation section beginning on page 29 and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

                                 USE OF PROCEEDS

The net proceeds to us from the sale of up to 3,000,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,003 for legal, accounting, transfer agent fees, printing and other costs in connection with this offering.

The table below shows the net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered        20%                  60%                 100%
-------------------------    ----------           ----------          ----------
Shares Sold                     600,000            1,800,000           3,000,000
Gross Proceeds               $   18,000           $   54,000          $   90,000
Less offering expense        $   20,003           $   20,003          $   20,003
                             ----------           ----------          ----------
Net offering proceeds        $   (2,003)          $   33,997          $   69,997
                             ==========           ==========          ==========

The use of proceeds set forth below in this illustrative example how we intend to use the funds. All amounts listed below are estimates.

USE OF NET PROCEEDS:

                                     Sept-      Dec 2007-      Apr-        July-
                                   Nov 2007     Mar 2008     Jun 2008    Sept 2008      Total
                                   --------     --------     --------    ---------      -----
Legal fees                         $ 1,875      $ 1,875      $ 1,875      $ 1,875      $ 7,500
Audit fees                           1,500          750          750          750        3,750
Transfer Agent fees                 10,000                                              10,000
Website Development                              15,000                                 15,000
Marketing                                                     10,000       10,000       20,000
Office Equipment and supplies          500          500          500          500        2,000
Working Capital                      1,000        1,000        1,000        1,000        4,000
                                   -------      -------      -------      -------      -------
TOTAL                              $13,875      $ 8,125      $10,625      $10,625      $62,250
                                   =======      =======      =======      =======      =======

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

                       DETERMINATION OF THE OFFERING PRICE

The price of the shares we are offering was arbitrarily determined at $0.03 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

Our common stock is not now, nor has it ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                 CAPITALIZATION

The following table sets forth, as of August 31, 2007, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 3,000,000 shares of common stock being offered hereby at the initial public offering price of $0.03 per share and the application of the estimated net proceeds therefrom as described in "Use of Net Proceeds". This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

                                                                             August 31, 2007
                                                                       --------------------------
                                                                        Actual        As Adjusted
                                                                       ---------      -----------
Short-term debt                                                        $               $

Stockholders' equity :
  Preferred Stock $.0001 par value, 50,000,000 shares authorized,
   no shares issued and outstanding as adjusted                               --              --
  Common Stock, $0.0001 par value, 100,000,000 shares authorized,
   5,500,000 shares issued and outstanding; 8,500,000 shares                 550             850
  Issued and outstanding as adjusted
  Additional paid-in capital                                              14,950         104,650
  Deficit accumulated during the development stage                           (10)            (10)

Total stockholders equity                                                 15,490         104,640
                                                                       ---------       ---------
Total Capitalization                                                   $  15,490       $ 104,640
                                                                       =========       =========

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of August 31, 2007 was $15,490 or approximately $(0.003) per share. Following the offering, if all 3,000,000 shares are sold and after deducting estimated offering expenses of $20,003, our net tangible book value will be $0.01. This represents an increase in net tangible book value per share of $0.007, or approximately 233%, to existing shareholders and an immediate and substantial dilution of $0.02, or approximately 67%, to the new investors purchasing our securities in this offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

                   PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

THERE IS NO CURRENT MARKET FOR OUR SHARES

There is not now, nor has there ever been, a market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

THE OFFERING WILL BE SOLD BY OUR OFFICERS

We are offering up to a total of 3,000,000 shares of common stock. The offering price is $0.03 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 3,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There is no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

     1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. None of such persons is, at the time of his participation, an associated person of a broker-dealer; and
     4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve
          (12) months other than in reliance on Paragraphs (a)(4)(i) or
          (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Blue Penguin Enterprises Inc".

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                               LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers and directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until the earlier of their death, retirement, resignation or removal.

Our officers and directors and their ages and positions are as follows:

          Name             Age                    Position
          ----             ---                    --------
     Gabriel Peled         70    President, Chief Executive Officer and Director

     Oded Ofarim           58    Treasurer and Secretary and Director

MR. GABRIEL PELED

Mr. Gabriel Peled has been our President, Chief Executive Officer and a Director since we were incorporated on August 10, 2007. He has been active in the diamond business since 1984 where he worked with HRA Investments Ltd, one the leading North American diamond suppliers.

Gabriel Peled was selected in 2004 to be a main supplier of large diamonds to the Harry Winston company. This was accomplished by becoming a partner in New York's - J.W.GEM. This continued from 2004 to 2006. At the end of 2006 he became the manager and buyer for E.R.L. Diamonds Inc, a west coast diamond company in Canada.

MR. ODED OFARIM

Mr. Oded Ofarim has been our Secretary, Treasurer and a Director since we were incorporated on August 10, 2007. Mr. Oded Ofarim accumulated many years experience in starting and running profitable companies.

In 2000 he started Omega Alarms and communications. The company designs, sells and installs protection systems for corporations and individuals and is currently active and profitable.

In 2004 he started another company, Omega Smart Homes, which designs, sells and installs computerized control systems for homes and businesses.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors does not currently have any members that qualify as "audit committee financial experts." We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

INVOLVEMENT IN LEGAL PROCEEDINGS

No director, nominee for director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a director or officer of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 17, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 5,500,000 shares of our common stock issued and outstanding as of September 17, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Blue Penguin Enterprises, Inc., 199 Omega Batim Ha'chamim St., P.O.Box 199, Rosh Ha'ain 48101 Israel.

                                                    Amount of
  Name and Address                                  Beneficial      Percent of
Of Beneficial Owner (2)        Title Of Class       Ownership        Class (1)
-----------------------        --------------       ---------        ---------
Gabriel Peled                     Common            2,500,000          45.45%
Oded Ofarim                       Common            2,500,000          45.45%
Shlomo Friedman                   Common              500,000            9.1%
All officers and directors
 as a group (2 persons)                             5,000,000           90.9%

----------
(1)  Based on 5,500,000 shares of our common stock outstanding.
(2) The address for Mr. Gabriel Peled is 10 Zarhin St, P.O.Box 3933 Raanana 43104 Israel.
     The address for Mr. Oded Ofarim is 199 Omega Batim Ha'chamim St., P.O.Box 199, Rosh Ha'ain 48101, Israel.
     The address for Shlomo Friedman is 2631 Violet Street, North Vancouver, BC V7H 1H2, Canada.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

FUTURE SALES BY EXISTING SHAREHOLDERS

As of the date of this prospectus, there are three (3) shareholders of record holding shares of our common stock. A total of 5,500,000 shares of common stock were issued to the existing shareholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See Dilution of the Price You Pay for Your Shares.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our shareholders are entitled to registration rights.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or " PARI PASSU" , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See Security Ownership of Certain Beneficial Owners and Management.

Our Board of Directors is authorized, at its discretion, to issue preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Articles of Incorporation. As of the date hereof, no shares of preferred stock are issued and outstanding.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this registration statement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

TRANSFER AGENT

We have appointed the following transfer agent for our shares of common stock:
Island Capital Management, LLC, dba Island Stock Transfer, 100 Second Avenue S., Suite 300N St. Petersburg, Fl 33701 Phone: (727) 287-0010 Fax: (727) 287-0069.
The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to August 31, 2007, included in this prospectus have been audited by MOORE & ASSOCIATES, CHARTERED, as set forth in their report included in this prospectus.

The legal opinion rendered by Clark Wilson LLP regarding the common stock of Blue Penguin Enterprises, Inc. registered on Form SB-2 is as set forth in their opinion letter included as an exhibit to the registration statement of which this prospectus forms a part.

  DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and our by-laws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The by-laws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the by-laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

OVERVIEW OF THE COMPANY

We are a development stage company that was formed on August 10, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. Blue Penguin Enterprises Inc is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose. Neither Blue Penguin Enterprises Inc nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We plan to operate a website which will be focused on selling diamonds and diamonds jewelry. On our website we will be selling diamonds and diamonds jewelry which meet certain criteria such as Carat, Clarity, Color, Cut and a grading report. Clients will be able to purchase our products directly online and the purchase will be charged to the client's credit card, prior to shipping.

We will sell only diamonds of the highest quality that meet the strictest criterion:

CARAT: Refers to the weight of a diamond. Carat is often confused with size even though it is actually a measure of weight. One carat is equivalent to 200 milligrams. One carat can also be divided into 100 "points." A .75 carat diamond is the same as a 75-points or 3/4 carat one.
We will focus on diamonds between 0.5 and 4 carat.

CLARITY: Clarity is a measure of internal defects of a diamond called inclusions. Inclusions may be crystals of a foreign material or another diamond crystal, or structural imperfections such as tiny cracks that can appear whitish or cloudy. The number, size, color, relative location, orientation, and visibility of inclusions can all affect the relative clarity of a diamond. The Gemological Institute of America (GIA) and other organizations have developed systems to grade clarity, which are based on those inclusions which are visible to a trained professional when a diamond is viewed under 10x magnification.

The standard for the clarity scale consists of: FL, IF, VVS1, VVS2, VS1, VS2, SI1, SI2, I1, I2, I3

FL, Flawless - No internal or external flaws.
IF, Internally Flawless - No internal flaws. Slight external blemishes.
VVS1 & VVS2, very slightly included -Minute inclusions. Difficult for even an experienced grader to detect.
VS1 & VS2, Very slightly included - Minute inclusions. Not easily seen by an experienced grader.
SI1 & SI2, Slightly included - Inclusions that are noticeable to an experienced grader.
I1 & I2 & I3, Included - Obvious inclusions that may affect transparency and brilliance.

We will sell diamonds and diamonds jewelry from SI2 to FL.

COLOR: A chemically pure and structurally perfect diamond is perfectly transparent with no hue, or color. However, in reality almost none of the gem-sized natural diamonds are absolutely perfect. The color of a diamond may be affected by chemical impurities and/or structural defects in the crystal lattice. Depending on the hue and intensity of a diamond's coloration, a diamond's color can either detract from or enhance its value. For example, most white diamonds are discounted in price as more yellow hue is detectable, while intense pink or blue diamonds can be more valuable.

CUT: The cut of a diamond is what determines how the light that enters the diamond is reflected and therefore how much fire and brilliance the diamond will exude. A diamond that is cut too shallow with respect to its width will allow too much light to pass straight through the diamond, leaving little light to reflect. Such a diamond will appear dull and lacking in brilliance. Conversely, a diamond cut too deeply will allow light to escape from the sides of the diamond, also appearing dull.

The standard for the diamond cut consist of: Ideal Cut, Premium cut, Good cut, Fair cut, Poor cut

IDEAL CUT: This is a very rare cut that reflects nearly all light that enters the diamond and creates the maximum fire and brilliance.

PREMIUM CUT: Reflects almost as much light as the Ideal Cut.

GOOD CUT: Reflects most light that enters the diamond, but not as must as a Premium Cut diamond.

FAIR CUT: These are a quality diamond, but a Fair Cut diamonds will not be as brilliant as a Good cut.

POOR CUT: All the diamonds that do not meet the Fair Cut quality standards are placed in. These diamonds are deep and narrow or shallow and wide and tend to lose most of the light out the sides and bottom.

We will sell diamonds from "Good" cut up to "Ideal" cut.

We will only sell diamond jewelry that have a grading report from GIA (Gemological Institute of America), The GIA sets the standard for diamond grading and gemological identification, and their grading system serves as the international gem and jewelry industry's benchmark credentials. A grading report is a "blueprint" of a diamond and it represents the diamond's exact measurements and weight, as well as the details of its cut and quality. It precisely points out all the individual characteristics of the stone. Certificates also serve as proof of the diamond's identity and value.

Our website is not yet completely developed and has not been tested for commercial use; we are using a free open source shopping cart which is based on PHP scripting language with Mysql for the database server.

We do not currently have sufficient capital to operate our business and, even assuming the success of this offering, we may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 199 Omega Batim Ha'chamim St., P.O.Box 199, Rosh Ha'ain 48101 Israel. Our telephone number is + 1 (866) 857-8148. Our website is www.bluepenguindiamonds.com.

INDUSTRY OVERVIEW

According to research released by the International Diamond Exchange (IDEX), online jewelry sales in the U.S. market reached $2.1 billion in 2005, up about 24 percent from the prior year's $1.7 billion. In 2005, online jewelry sales have a 3.5% market share of total jewelry industry sales of $59.4 billion in 2005 and they are projected to reach a 7.7% share in 2010.

Source: http://idexonline.com/portal_FullNews.asp?TextSearch=&KeyMatch=2&id=
25555

GROWTH OF ONLINE JEWELRY SALES & E-COMMERCE GROWTH

According to Europa Star Magazine based on a Forrester Research an increase in the number of female shoppers will contribute to 14 percent of jewelry sales moving online by 2010.

"Thanks to innovations that will make online shopping simpler and moreengaging, online retail sales will nearly double within five years from $172 billion in 2005 to $329 billion in 2010, according to the report. That increase includes a 14 percent compound annual growth rate over the next five years. "

OTHER HIGHLIGHTS FROM THE FORRESTER REPORT:

     - E-commerce will represent 13 percent of total U.S. retail sales in 2010.
     - Online sales of health and beauty products will grow at an annual rate of 22 percent.
     - Twenty-nine percent of small appliance sales will migrate to the Web by the end of the decade, as a generation that grew up with the Internet marries and attends weddings.
     - Categories showing significant growth (i.e., growth outpacing the overall 14 percent compound annual rate) include: apparel, consumer electronics, health and beauty, food and beverage, home products and sporting goods.

Source: http://www.europastar.com/europastar/magazine/article_display.jsp?vnu_
content_id=1001433585

CUSTOMER SERVICE

We provide customer service through our website via e-mail communication to customerservice@bluepenguindiamonds.com. Order fulfillment is accomplished through the efforts in in-house personnel and drop shipment from suppliers. All sales transactions are made on a secure basis to assure consumer confidence.

Due to market fluctuations and changes in vendor inventory, we do not guarantee a price once a product is ordered. Prices are subject to change without notice in order to assure the most cost-effective situation for the customer and our business. If prices do increase due to market changes, we will contact the buyer to advise them of this change and process their credit information only after such contact has been established.

OUR COMPETITIVE POSITION IN THE ONLINE DIAMOND JEWELRY INDUSTRY

The diamond and diamond jewelry retail market is intensely competitive and highly fragmented. Our primary competition comes from online and offline retailers that offer products within the higher value segment of the jewelry market. In the future, we may also compete with other retailers that move into the higher value diamond segment. Current or potential competitors include the following:

     *    independent jewelry stores;
     * retail jewelry store chains, such as Tiffany & Co. and Bailey Banks & Biddle;
     * other online retailers that sell jewelry, such as BlueNile.com and Amazon.com;
     * department stores, chain stores and mass retailers, such as Nordstrom and Neiman Marcus;
     *    online auction sites, such as eBay;
     * catalog and television shopping retailers, such as Home Shopping Network and QVC; and
     * discount superstores and wholesale clubs, such as Costco Wholesale and Wal-Mart.

In addition to these competitors, we may face competition from suppliers of our products that decide to sell directly to our customers, either through physical retail outlets or through an online store.

We believe that the principal competitive factors in our market are product selection and quality, price, customer service and support, reliability and trust, web site features and functionality, convenience and delivery performance. We believe that we compete favorably in the market for diamond jewelry by offering detailed product information, broad product selection and knowledgeable customer support to our customers.

MARKETING & SALES STRATEGY

As soon as we have completed the development of our website, we will then be in the preliminary stages of effectuating our marketing plan.

We plan to initially gain a customer base by e-mail campaigns. In addition our Secretary, Oded Ofarim, will try to obtain reciprocal arrangements with related internet sites where we each display the other's website link. The purpose of this arrangement is to get potential customers to visit our website at no cost to us.

We plan to publish free articles on our website such as "How to purchase a diamond?" "The Guide to the Four C's", "How to get independent appraising?" "Engagement ring buying guide and other topics that relate to our business" We believe that by providing informative and useful information we will attract customers to our website. We plan to contact webmasters and bloggers that are looking for new content for their website to link their website to our articles.

Branding: While it is difficult for a startup company to establish a consumer brand name, we realize the critical importance of making "POWERED BY BLUE PENGUIN DIAMONDS" a symbol of quality in the marketplace. We will insure wherever possible that this critical "branding experience" will appear on all of our products and web pages.

Internet Marketing: such as news forums, web seminars, search engine promotion, email campaigns, web advertising, e-newsletters, online public relations and press releases.

We estimated that the marketing expenses for the first year will be approximately $10,000.

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
SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

There are no constraints on the sources or availability of products and supplies related to our business.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our products directly to end use consumers over the internet. Our intended offering is also priced for mass market consumption. Therefore we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

Blue Penguin Enterprises has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We are planning to develop our website in house for the foreseeable future from original content and intend to protect these assets in accordance with copyright and trade secret laws. Beyond our trade name and our original course content, we do not hold any other intellectual property.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

There are no existing government regulations nor are we aware of any regulations being contemplated that would adversely affect Blue Penguin Enterprises ability to operate.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

     *    Sales and other taxes;
     *    user privacy;
     *    pricing controls;
     *    characteristics and quality of products and services;
     *    consumer protection;
     *    libel and defamation;
     *    copyright, trademark and patent infringement; and
     *    other claims based on the nature and content of Internet materials.

These new laws may have an impact on our ability to market our products in accordance with our business plan.

USE OF THE INTERNET FOR SALES OF OUR PRODUCTS

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

     *    sales and other taxes;
     *    user privacy;
     *    pricing controls;
     *    characteristics and quality of products and services;
     *    consumer protection;
     *    libel and defamation;
     *    copyright, trademark and patent infringement; and
     *    other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our product and services in accordance with our business plan.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any costs to date and have no plans to undertake any research and development activities during the first year of operation.

FACILITIES

Mr. Gabriel Peled, our Chief Executive Officer and director, has contributed office space for our use for all periods presented. There is no charge to us for the space since the value of such space is nominal and covers a limited amount of time.

Mr. Gabriel has contributed web hosting space for our website at no cost to us.

EMPLOYEES

We have commenced only limited operations; therefore, we have no full time employees. Our officers and directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff. See "Plan of Operations".

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 199 Omega Batim Ha'chamim St. P.O.Box 199 Rosh Ha'ain 48101, Israel, in space provided to us by our President. We do not pay any rental fees for use of this space. This space is sufficient until we commence full operations.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY ARE MADE.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed our website and marketing plan to generate customers. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management opinion there is a need for a fine diamonds and diamond jewelry online website. Our President, Gabriel Peled, has more than 20 years experience acting as a buyer and seller of fine diamonds. With his knowledge of buying and selling diamond jewelry as well as his industry connections, we believe we can integrate this expertise with the reach and efficiency of the internet. Using Mr Peled's expertise and assistance, we plan to publish free articles on our website such as "How to purchase a diamond?" "The Guide to the Four C's", "How to get independent appraising?" "Engagement ring buying guide and other topics that relate to our business" We believe that by providing informative and useful information we will attract customers to our website.

Our business model enables us to eliminate much of the cost associated with carrying diamond inventory. We do not hold in our inventory the diamonds we offer for sale until we receive a customer order. Upon receipt of a customer order for a specific diamond, we purchase that diamond from one of our suppliers who ships it to us in one business day.

To meet our need for cash, we are attempting to raise money from this offering. We intend to sell up to a maximum of 3,000,000 shares of our common stock through this offering, which would generate up to $90,000 in proceeds. We believe that this will allow us to begin our product development, market our website and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

PLAN OF OPERATION

Upon completion of our initial public offering, our specific goal is to develop our interactive English language training courses product and to execute our marketing plan. We intend to accomplish the foregoing through the following "Milestones".

EXPENDITURES

The following chart provides an overview of our budgeted expenditures using the proceeds from this offering, by significant area of activity for each period, over the next 12 months:

                                     Sept-      Dec 2007-      Apr-        July-
                                   Nov 2007     Mar 2008     Jun 2008    Sept 2008      Total
                                   --------     --------     --------    ---------      -----
Legal fees                         $ 1,875      $ 1,875      $ 1,875      $ 1,875      $ 7,500
Audit fees                           1,500          750          750          750        3,750
Transfer Agent fees                 10,000                                              10,000
Website Development                              15,000                                 15,000
Marketing                                                     10,000       10,000       20,000
Office Equipment and supplies          500          500          500          500        2,000
Working Capital                      1,000        1,000        1,000        1,000        4,000
                                   -------      -------      -------      -------      -------
TOTAL                              $13,875      $ 8,125      $10,625      $10,625      $62,250
                                   =======      =======      =======      =======      =======

These expenditures are described in detail in "Milestones".

MILESTONES

Assuming we raise the full offering amount (approximately $77,000 net after anticipated offering expenses) in this offering, we believe that we can satisfy our cash requirements for the next 12 months, but we may have to raise additional funds thereafter. The following is a chronological itemization of the milestones we intend to achieve over the next 12 months.

1. COMPLETE OUR INITIAL PUBLIC OFFERING, SEPTEMBER - NOVEMBER 2007

We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we are unable to raise the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. WEBSITE DEVELOPMENT, DECEMBER 2007 - MARCH 2008

During this time we plan to finish the development of our website, we are using a free open source shopping cart which is based on PHP scripting language with Mysql for the database server with no cost to us.

We plan to retain a third party website developer for the completion of our website.

The third party's main responsibilities:
1. Set up the SSL encryption, SSL protects customer's transaction details as they are passed back and forth between their browser and our website. The data encryption happens at one end using a key and is deciphered at the other end using an equivalent key. The permutations for how data can be encrypted are astronomical making it virtually theft and interference proof during transit.
2. Set up payment methods such as: PayPal and major credit cards.
3. Quality Assurance, ensure that our website is working and ready for commercial use.

3. MARKETING, APRIL - JUNE 2008

We plan to gain customer awareness by using a variety of different marketing initiatives such as: email campaigns, search engine promotions and participation in forums related to our industry. We will also focus our efforts by adding useful content to our website. Our management believes that by providing quality free content we will attract customers to our website.

We plan to conduct the following additional marketing and advertising activities to build our customer base:

1. General Email Marketing Campaign - we are budgeting $5,000 for the email campaign.

2. Advertising on related web sites - we are budgeting $5,000 for ads.

4. MARKETING, JULY - SPETEMBER 2008

We will continue our marketing efforts by trying to obtain reciprocal arrangements with related internet sites where we each display the other's website link. The purpose of this arrangement is to get potential customers to visit our website at no cost to us.

We recognize that our current management and Board of Directors do not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to seek out consulting firms that specialize in this area. We have established a budget of $10,000 for the consulting firms.

RESULTS OF OPERATIONS

During the period from August 10, 2007 (inception) through August 31, 2007, we incurred a net loss of $10. This loss consisted primarily of bank charges.

In August 2007, we reserved the domain name www.bluepenguindiamonds.com and upload an initial website which contains "About us","Contact us" and samples of our future diamond jewelry.

LIQUIDITY AND CAPITAL RESOURCES

Our balance sheet as of August 31, 2007 reflects assets of $15,490. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date. We have raised $500 from the sale of stock to our officer and directors and $15,000 through a private placement to one non-affiliated investor.

Since August 10th 2007 (inception) to August 31, 2007 we sold 5,500,000 shares.

Notwithstanding the success of this offering, we anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Mr. Gabriel Peled, our Chief Executive Officer and director, has contributed office space for our use for all periods presented. There is no charge to us for the space since the value of such space is nominal and covers a limited amount of time.

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Gabriel Peled and Mr. Oded Ofarim, executive officers and members of our Board of Directors, each purchased by subscription 2,500,000 shares of our common stock on August 10, 2007 for $0.0001 share or an aggregate of $500.

Our officers and directors may be considered promoters of Blue Penguin Enterprises Inc due to their participation in and management of the business of the Company since its incorporation.

CORPORATE GOVERNANCE

We currently act with two directors: Mr. Gabriel Peled and Mr. Oded Ofarim.

COMMITTEES OF THE BOARD

All proceedings of our board of directors for the period ended August 31, 2007 were conducted by resolutions in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because he believes that he can adequately perform the functions of such committees.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because he believes that he can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact the we have not generated any positive cash flows from operations to date.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have our common stock listed. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon effectiveness of this Form SB-2. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. No trading symbol has yet been assigned.

HOLDERS

Blue Penguin Enterprises, Inc. had three (3) holders of record for its common shares as of September 17, 2007.

DIVIDENDS

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and operating financial conditions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any compensation plan under which equity securities are authorized for issuance.

                             EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

                              SUMMARY COMPENSATION

The following Summary Compensation Table sets forth the total annual compensation paid or accrued by us to or for the account of our officers, including our board of directors.

                                                                                    Change in
                                                                                     Pension
                                                                                    Value and
                                                                     Non-Equity    Nonqualified
                                                                     Incentive      Deferred       All
 Name and                                                              Plan          Compen-      Other
 Principal                                     Stock      Option      Compen-        sation      Compen-
 Position         Year   Salary($)  Bonus($)  Awards($)  Awards($)   sation($)     Earnings($)  sation($)  Total($)
 --------         ----   ---------  --------  ---------  ---------  ----------     -----------  ---------  --------
Gabriel Peled     2007      Nil        Nil       Nil        Nil         Nil            Nil         Nil        Nil
President,
Chief Executive
Officer and
Director

Oded Ofarim,      2007      Nil        Nil       Nil        Nil         Nil            Nil         Nil        Nil
Principal
Financial
Officer,
Treasurer,
Secretary and
Director


OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There is currently no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Moore & Associates, Chartered are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

                              FINANCIAL STATEMENTS

                          Blue Penguin Enterprises, Inc
                              FINANCIAL STATEMENTS
                                 August 31, 2007

                                      Index

                                                                           Page
                                                                          Number
                                                                          ------
     Financial Statements
     Report of Independent Registered Public Accounting Firm               F-1
     Balance Sheets                                                        F-2
     Statements of Operations                                              F-3
     Statement of Stockholders' Equity                                     F-4
     Statements of Cash Flow                                               F-5
     Notes to Financial Statements                                         F-6

MOORE & ASSOCIATES, CHARTERED
   ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Blue Penguin Enterprises Inc
(A Development Stage Company)

We have audited the accompanying balance sheet of Blue Penguin Enterprises Inc as of August 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception August 10, 2007 through August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Penguin Enterprises Inc as of August 31, 2007 and the results of its operations and its cash flows from inception August 10, 2007 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated no revenue and has net losses for the period from inception to August 31, 2007 of $10, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
--------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
September 4, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                 August 31, 2007

                                                                      August 31,
                                                                        2007
                                                                      --------
                                     ASSETS

Current Assets
  Cash and bank accounts                                              $ 15,490
                                                                      --------

      Total Assets                                                    $ 15,490
                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

      Total Liabilities                                                     --
                                                                      --------
Stockholders' Equity (Note 4, 5)
  Common Stock, authorized 100,000,000 shares, par value
   $0.0001, issued and outstanding on August 31, 2007;
   is 5,500,000                                                            550
  Paid in Capital                                                       14,950
  Deficit Accumulated During the
  Development Stage                                                        (10)
                                                                      --------
      Total Stockholders' Equity                                        15,490
                                                                      --------

Total Liabilities and Stockholders' Equity                            $ 15,490
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS


                                                                August 10, 2007
                                                                 (Inception) to
                                                                   August 31,
                                                                     2007
                                                                  -----------

Revenue                                                           $        --

Expenses
  General and Administrative                                               10
                                                                  -----------

      Total Expenses                                                       10
                                                                  -----------

Net (Loss)                                                        $       (10)
                                                                  ===========

Basic and Diluted (Loss) per Share                                          a
                                                                  -----------

Weighted Average Number of Shares                                   5,095,238
                                                                  -----------

----------
a = Less than ($0.01) per share


   The accompanying notes are an integral part of these financial statements.

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                Common Stock
                                           -------------------       Paid in     Accumulated       Total
                                           Shares       Amount       Capital       Deficit        Equity
                                           ------       ------       -------       -------        ------
INCEPTION, AUGUST 10, 2007                      --      $   --      $     --        $   --       $     --

Initial capitalization, sale of

common stock to Directors on             5,000,000         500                                        500
August 10, 2007

Private placement closed                   500,000          50        14,950                       15,000
August 27, 2007

Net (Loss)                                      --          --            --           (10)           (10)
                                         ---------      ------      --------        ------       --------
BALANCE, AUGUST 31, 2007                 5,500,000      $  550      $ 14,950        $   --       $ 15,490
                                         =========      ======      ========        ======       ========


   The accompanying notes are an integral part of these financial statements.

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                August 10, 2007
                                                                 (Inception) to
                                                                   August 31,
                                                                     2007
                                                                   --------
Operating Activities
  Net (Loss)                                                       $    (10)
                                                                   --------

Net Cash (Used) by Operating Activities                                 (10)
                                                                   --------
Financing Activities
  Proceeds from contributed Capital                                      --
  Proceeds from sale of Common Stock                                 15,500
                                                                   --------

Cash Provided by Financing Activities                                15,500
                                                                   --------

Net Increase in Cash                                                 15,490

Cash, Beginning of Period                                                --
                                                                   --------

Cash, End of Period                                                $ 15,490
                                                                   ========

Supplemental Information:
  Interest Paid                                                    $     --
  Income Taxes Paid                                                $     --


   The accompanying notes are an integral part of these financial statements.

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on August 10, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below. The company has adopted a Dec 31 year end.

ACCOUNTING BASIS

The basis is generally accepted accounting principles.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 2. (CONTINUED)

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to August 31, 2007 of $10. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001 per share. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On August 10, 2007 (inception), the Company issued 5,000,000 shares of its common stock to its Directors for cash of $500. See Note 5.

On August 27, 2007, the Company closed a private placement for 500,000 common shares at a price of $0.03 per share, or an aggregate of $15,000. The Company accepted subscription from one offshore non-affiliated investor.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On August 10, 2007 (inception), the Company issued 5,000,000 shares of its common stock to its Directors for cash of $500. See Note 4.

NOTE 6. INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                          BLUE PENGUIN ENTERPRISES INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 7. NET OPERATING LOSSES

As of August 31, 2007, the Company has a net operating loss carry forward of approximately $10, which will expire 20 years from the date the loss was incurred.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

The Company currently has no operating lease commitments or any other commitments.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Articles of Incorporation and bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation and our by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. Our By-laws specifically except the following from that immunity: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law and (ii) the payment of distributions in violation of the Revised Statutes of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

                    Name of Expense                                    Amount
                    ---------------                                    ------
     Securities and Exchange Commission registration fee (1)          $     3
     Legal fees                                                         7,500
     Transfer Agent fees                                               10,000
     Audit fees                                                         1,500
     Edgarizing and Filing fees (1)                                       500
     Miscellaneous (1)                                                    500
                                                                      -------
     Total (1)                                                        $20,003
                                                                      =======
----------
(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On August 31, 2007, we issued a total of 5,000,000 shares of common stock to Gabriel Peled and Oded Ofarim in a private placement. Mr. Gabriel Peled and Mr. Oded Ofarim, executive officers and members of our Board of Directors, each purchased 2,500,000 shares of our common stock for $0.001 share or an aggregate of $500. The private placement was made pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On August 27, 2007, we issued and sold 500,000 shares of our common stock to one investor at a purchase price of $0.03 per share, without registering the shares with the Securities and Exchange Commission. We completed this offering pursuant to Regulation S of the Securities Act. The purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in distribution of these offerings in the United States.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

    Exhibit                        Description
    -------                        -----------

      3.1       Articles of Incorporation of Registrant.

      3.2       By-Laws of Registrant.

      4.1       Specimen Common Stock certificate.

      5.1 Opinion of Clark Wilson LLP regarding the legality of the securities being registered.

     23.1       Consent of Moore & Associates, Chartered

     23.2       Consent of Legal Counsel (incorporated in Exhibit 5.1)

     24.1 Power of Attorney (Contained on the signature page of this registration statement)

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Ha'ain, Israel on September 17, 2007.

                                   BLUE PENGUIN ENTERPRISES INC


                                   By: /s/ Gabriel Peled
                                      ------------------------------------------
                                   Name:  Gabriel Peled
                                   Title: President, Chief Executive Officer,
                                          and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Date: September 17, 2007           /s/ Gabriel Peled
                                   ---------------------------------------------
                                   Name:  Gabriel Peled
                                   Title: President, Chief Executive Officer,
                                          and Director
                                          (Principal Executive Officer)



Date: September 17, 2007           /s/ Oded Ofarim
                                   ---------------------------------------------
                                   Oded Ofarim
                                   Secretary, Treasurer and Director
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gabriel Peled and Oded Ofarim, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to
Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                Title                                       Date
      ---------                                -----                                       ----

/s/  Gabriel Peled                  President
-------------------------------     Chief Executive Officer, and Director            September 17, 2007
Gabriel Peled                       (Principal Executive Officer)



/s/ Oded Ofarim                     Secretary and Treasurer
-------------------------------     (Principal Financial Officer and                 September 17, 2007
Oded Ofarim                         Principal Accounting Officer)